UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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ACCESS NATIONAL CORPORATION
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October 5, 2018

Good morning,

Today we announced that Access National Corporation has entered into a definitive merger agreement to combine with Union Bankshares Corporation in an all-stock transaction.  This morning we will email you a link to a CEO update video that discusses the combination, but since you may not have time to watch the video immediately, I wanted to send an email with some initial thoughts about what this means to you and your clients.

With this combination, Union will be the surviving entity and together we will create the leading Virginia-based Regional Bank with an unmatched presence across the Commonwealth. As part of the larger organization, we will significantly expand our ability to service client needs while retaining the advantages of localized decision making and customer-centric responsiveness.

Over the years, many have heard me counter client concerns about selling the bank by referencing our high level of inside ownership and that few banks can “afford” us due to our “rich” stock valuation. The “rich” stock valuation is attributable to our record of strong financial results and shareholder focused culture. Over the last 2-years, Union has transformed its business in a way that has lifted their stock valuation to a level where they can “afford” us. Importantly, our insider shareholders share Union’s vision of the benefits of being positioned as Virginia’s Regional Bank. That explains why this is an all-stock transaction and why I have agreed to serve on the Union Board of Directors to help steward the next exciting chapter of our Bank and our shareholders’ continuing investment.

Union was attracted to Access because of our strong client-focused and results-oriented culture, relationship management talent and what we have done in cultivating an attractive client base from the best market in the country. In particular they value our core deposit portfolio of relationships with middle market businesses and high value individuals. They also find our diversified loan portfolio oriented towards commercial and industrial loans and owner occupied real estate beneficial in their quest to increase exposure to these segments.

Like Access, Union favors deep relationships and finds our activities in mortgage banking and wealth services attractive. Our mortgage banking business will largely run as it does today. Union has a sizeable wealth and trust operation that will be further strengthened with the addition of Middleburg Investment Group. In fact, they believe so much in the power and potential of Middleburg Investment Group and Middleburg Trust as a distinctive brand, the combined trust and wealth services operation will carry the Middleburg name.

Union’s long term legacy strengths center around commercial real estate financing and retail banking. We will be able to leverage their commercial real estate expertise in our market to capture greater market share. Our retail clients, especially the legacy Middleburg consumer customers, will find Union’s products and services more compelling, along with the expansive branch network.

For some perspective, based on financial data as of June 30, 2018, if Access and Union were combined today, Union would have $16.0 billion in assets, $11.9 billion in deposits and $11.4 billion in loans.

Over the past 20 years, we have become the Trusted Advisor in the industries that we target, and we must always remember who we are and where we came from.  I’m asking you to renew your commitment to going beyond just serving our customers — but to strive to impress them at every opportunity.  Our clients have come to expect a best in class customer experience and high-quality execution.  With your commitment, I am confident in our ability to continue delivering that experience going forward through the integration process.

Until the transaction closes, which is expected to occur in early 2019, both banks will continue to operate separately and there should be very little impact on your day-to-day job.

You may be wondering how else this may impact you.  As a larger company, there will be more opportunities to grow and develop your career.  With Union’s significantly higher legal lending limit, we will continue to attract larger and more sophisticated clients in our targeted industry segments. With our larger balance sheet and institutional depth, we should be able to expand our product offerings and services. As the company becomes more profitable, you should see benefit through Union’s profit sharing plans too! As is customary with merger transactions, there will be redundancy in certain positions as a result of the merger, particularly in back office and supporting roles. In the coming weeks we will evaluate the needs of the organization with a goal of creating efficiency and delivering a best in class customer experience. We are committed to ensuring all associates are treated fairly and that everyone is kept informed as we move forward.

Union’s current executive management, led by CEO John Asbury, will form the core of the combined company’s leadership team.  Access’ management team will remain largely in place to ensure continued focus on what’s important for us and our clients, delivering on-target credit and deposit solutions to our target market.

I’ve attached a copy of the news release and some frequently asked questions.  There is one FAQ designed to answer questions for you – our valued associates – and another to help you answer questions from our valued clients whom you serve so very well.  We will continue to update these documents with fresh answers to new questions from you and our clients.  We’ll also keep you updated on the progress of the integration as more details become available.  In the meantime, we have set up an email address where you can send questions, concerns or comments.  The address is: FAQs@AccessNationalBank.com.

As you will hear on the video, whenever mergers are underway our competitors assume there will be disruption and they redouble their efforts to attack our customer base.  Let’s prove them wrong by staying focused on our customers and executing our jobs flawlessly.

With this combination we are creating a Virginia-based regional banking franchise on a scale that we have not had in our market in nearly twenty years. The combined bank’s ability to compete in the large Northern Virginia market will fuel growth and opportunity for our clients and continuing associates. This is an exciting time to be at Access and together we will continue to accomplish great things!

Mike

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Union Bankshares Corporation (“Union”) of Access National Corporation (“Access”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed acquisition, Union will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Union and Access and a prospectus of Union (the “Joint Proxy/Prospectus”), and each of Union and Access may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy/Prospectus will be sent to the shareholders of Union and Access. Investors and shareholders of Union and Access are urged to read carefully and in their entirety the Registration Statement and Joint Proxy/Prospectus when they become available and any other relevant documents filed with the SEC by Union and Access, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Investors and shareholders may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Union and Access through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191. Attention: Sheila Linton (telephone: (703) 871-2100,) or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or Access’s website at www.accessnationalbank.com under “Investor Relations.” The information on Union’s and Access’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Union, Access and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Union or Access in connection with the proposed transaction. Information about the directors and executive officers of Union and their ownership of Union common stock is set forth in the proxy statement for Union’s 2018 annual meeting of shareholders, which was filed with the SEC on March 21, 2018. Information about the directors and executive officers of Access and their ownership of Access common stock is set forth in the proxy statement for Access’s 2018 annual meeting of shareholders, which was filed with the SEC on April 12, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the Union acquisition of Access, including future financial and operating results, ability to successfully integrate the combined businesses, the amount of cost savings, overall operational efficiencies and enhanced revenues as well as other statements regarding the acquisition. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Access or their management about future events. Although each of Union and Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Access will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results performance, or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017, and Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Union’s and Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this communication are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union, Access or their respective businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made and neither Union nor Access undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.